UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                December 23, 2005
                                ----------------

                            CompX International Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                          1-13905                     57-0981653
-------------------             ------------------             -----------------
 (State or other                   (Commission                  (IRS Employer
  jurisdiction of                   File Number)                Identification
  incorporation)                                                     No.)

  5430 LBJ Freeway, Suite 1700, Dallas, Texas                     75240-2697
----------------------------------------------                   ------------
   (Address of principal executive offices)                       (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 448-1400
                                 --------------


                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]   Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
Item 1.02      Termination of a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On December 23, 2005, the registrant entered into a revolving $50 million Credit Agreement dated as of the December 23, 2005 among the registrant, the lenders who are or may become a party to the agreement, as lenders (the "Lenders"), and Wachovia Bank, National Association, a national banking association, as administrative agent for the Lenders (the "Credit Agreement"). At the closing of the Credit Agreement, the Lenders consisted of Wachovia, Comerica Bank and Compass Bank. Among other things, the Credit Agreement provides for:

o the termination and replacement of the former Credit Agreement dated as of January 22, 2003 among the registrant, the Lenders and the Administrative Agent (as amended by (i) the First Amendment to Credit Agreement dated as of October 20, 2003, (ii) the Second Amendment to Credit Agreement, Waiver and Release of European Investment Collateral dated January 7, 2005, and (iii) the Third Amendment to Credit Agreement dated October 31, 2005);

o borrowings under the Credit Agreement to bear interest at a sliding scale of basis points, depending on the registrant's leverage ratio, over (depending on the type of loan) (i) the higher of the rate announced publicly from time to time by Wachovia as its base rate or the federal funds rate plus 0.5% or (ii) the London interbank offered rate of interest;

o the registrant's pledge to the Lenders of 65% of the stock of the registrant's directly owned material foreign subsidiaries;

o        the registrant to satisfy certain customary financial covenants;

o        the  guaranty  by  certain  of  the  registrant's   material   domestic
         subsidiaries  of  the   registrant's   obligations   under  the  Credit
         Agreement; and

o        a maturity date of January 15, 2009.

         On December 27, 2005, the registrant had not borrowed any amounts under the Credit Agreement. Certain provisions contained in the Credit Agreement could result in the acceleration of any indebtedness borrowed thereunder prior to the stated maturity for reasons other than defaults from failing to comply with customary financial covenants. For example, the Credit Agreement allows the Lenders to accelerate the maturity of the indebtedness upon a change of control (as defined) of the registrant. The terms of the Credit Agreement could result in the acceleration of all or a portion of the indebtedness following the sale of certain assets outside of the ordinary course of business.

         The foregoing discussion of the Credit Agreement is qualified in its entirety by the specific provisions of such agreement, which will be included as an exhibit to the registrant's Annual Report on Form 10-K for the year ending December 31, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CompX International Inc.
                                          (Registrant)




                                          By:    /s/ Darryl R. Halbert
                                                 ---------------------
                                                 Darryl R. Halbert
                                                 Vice President, Chief Financial
                                                 Officer and Controller


Date:  December 27, 2005